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                                                                    EXHIBIT 4(A)



                       BELL COMMUNICATIONS RESEARCH, INC.

                              STOCK INCENTIVE PLAN

1.   PURPOSE

     Bell Communications Research, Inc. (the "Company") hereby establishes the Bell Communications Research, Inc. Stock Incentive Plan (the "Plan"). The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value in the parent corporation of the Company by (i) encouraging Bellcore Employees to focus on critical long-range objectives, (ii) encouraging the attraction and retention of the employees and directors of Bellcore with exceptional qualifications and (iii) linking the employees and directors of Bellcore directly to stockholder interests through increased stock ownership in the parent corporation of the Company.

2.   DEFINITIONS.

     (a) "Award" means any award of Common Stock under the Plan.

     (b) "Bellcore Employee" means (i) an employee on the payroll of the Company or a Subsidiary, (ii) an Outside Director or (iii) any other individual providing services to the Company or a Subsidiary as determined by the Committee in its sole discretion.

     (c) "Board" means the Company's Board of Directors, as constituted from time to time.

     (d) "Change in Control" shall be deemed to occur upon any "person" (as defined in Section 13(d) of the Exchange Act), other than the Company, its Parent or Subsidiary or employee benefit plan or trust maintained by the Company, its Parent or Subsidiary, becoming the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 25% of the Common Stock of SAIC outstanding at such time, without the prior approval of the Board of Directors of SAIC.

     (e) "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Committee" means a committee, as described in Section 3.

     (g) "Common Stock" means the Class A Common Stock, par value $.01, of SAIC.

     (h) "Company" means Bell Communications Research, Inc., a Delaware corporation, or its successor, and it Subsidiaries.



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     (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (j) "Nonrestricted Shares" means shares of Common Stock awarded under the Plan that are not subject to any contractual terms, conditions and restrictions pertaining to such Common Stock as set forth in a Stock Restriction Agreement.

     (k) "Outside Director" shall mean a member of the Board who is not a common-law employee of the Company, a Parent or a Subsidiary.

     (l) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     (m) "Participant" means an individual who holds an Award.

     (n) "Plan" means the Bell Communications Research, Inc. Stock Incentive Plan, as amended from time to time.

     (o) "Restricted Shares" means shares of Common Stock awarded under the Plan that are subject to various terms, conditions and restrictions pertaining to such Common Stock as set forth in a Stock Restriction Agreement.

     (p) "SAIC" means Science Applications International Corporation, a Delaware corporation and the parent corporation of the Company.

     (q) "Stock Restriction Agreement" means the agreement between the Company and the recipient of Restricted Shares which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

     (r) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

3.   ADMINISTRATION.

     (a) Committee Composition. The Plan shall be administered by the Committee composed of one or more directors, officers or employees of the Company or SAIC who are appointed by the Board. The Committee shall grant Awards under the Plan and determine all terms of such Awards. To the extent that Awards are made to any



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persons who are officers or directors of SAIC under Section 16 of the Exchange
Act, the Committee may designate a separate committee to consist of two or more directors of SAIC who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to the grant of Awards to such persons.

     (b) Committee Responsibilities and Powers Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion and on behalf of the Company:

          (i) To determine who is eligible to receive Awards under the Plan;

          (ii) To select the Bellcore Employees who are to receive Awards under the Plan;

          (iii) To determine the type of Award, number of shares, vesting requirements and other features and conditions of such Awards;

          (iv) To interpret the Plan;

          (v) To prescribe, amend and rescind rules and regulations relating to the Plan;

          (vi) To make all other decisions deemed necessary or advisable for the operation of the Plan; and

          (vii) To delegate all or any portion of its authority to other persons.

     (c) Committee Discretion. The Committee shall have absolute discretion concerning the type of Award, number of shares, vesting requirements and other features and conditions of Awards. There shall be no requirement that an Award to any Participant be equal to or consistent with Awards to any other Participant, even if similarly situated. No member of the Committee shall be liable for any action or determination in respect thereto, if made in good faith. In exercising its authority, the Committee shall have the broadest possible discretion and the Committee's determinations under the Plan made in good faith, including factual determinations, shall be binding and conclusive on Participants and other persons claiming entitlements under the Plan. In no event shall a Committee determination with respect to a particular Participant or provision of the Plan be binding with respect to any other Participant (even if similarly situated) nor with respect to any future determinations regarding the same or other provisions of the Plan.

4.   SHARES AVAILABLE FOR GRANTS.

     Common Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of shares of Common Stock reserved for award under the Plan shall be 2,000,000 shares. The limitation of this Section 4 shall be subject



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to adjustment pursuant to Section 7. If Restricted Shares awarded under the Plan are forfeited for any reason, then such shares shall again become available for Awards under the Plan.

5.   ELIGIBILITY.

     Only Bellcore Employees selected by the Committee shall be eligible to participate in the Plan and to receive Awards hereunder.

6.   AWARDS.

     (a) Form of Awards. Awards under the Plan may be granted in the form of Restricted Shares, Nonrestricted Shares or in any combination of both.

     (b) Date of Grant. The date on which the Committee approves the grant of an Award shall be considered the date on which such Award is granted. The Committee shall cause the Participant to be notified of the grant of the Award.

     (c) Stock Restriction Agreement. An Award of Restricted Shares shall be evidenced by a written Stock Restriction Agreement between the Participant and SAIC in such form as the Committee shall from time to time determine. No Award of Restricted Shares or purported Award of Restricted Shares shall be a valid Award unless previously granted by the Committee and evidenced in writing by such a Stock Restriction Agreement. If a Stock Restriction Agreement is not executed by the Participant and returned to SAIC within the time prescribed in the Stock Restriction Agreement, the Award of Restricted Shares evidenced thereby will be forfeited. Appropriate officers of SAIC are hereby authorized to execute and deliver Stock Restriction Agreements in the name of SAIC, as directed from time to time by the Committee.

     (d) Vesting and Forfeiture Conditions. Each Award of Restricted Shares shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Restriction Agreement which may include performance conditions. A Stock Restriction Agreement may provide for accelerated vesting or forfeiture of vested shares in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs. The Committee may determine, at the time of making an Award or thereafter, (i) that such Award shall become fully vested in the event that a Change in Control occurs and (ii) that payments made pursuant to any Award shall be subject to limitations designed to avoid the payments being nondeductible by the Company for federal income tax purposes as "excess parachute payments" under Section 280G of the Code.

7.   CAPITAL ADJUSTMENTS.

     The aggregate number of shares of Common Stock subject to this Plan shall be appropriately adjusted, as determined by the Committee in its discretion, for any increase



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or decrease in the number of shares of Common Stock which SAIC has issued resulting from any stock split, stock dividend, combination of shares or any other change, or any exchange for other securities or any reclassification, reorganization, redesignation, recapitalization or otherwise. Except as provided in this Section 7, a Participant shall have no rights by reason of any issue by SAIC of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

8.   NO EMPLOYMENT OBLIGATION.

     A Participant's employment with the Company, Parent or Subsidiary is not for any specified term and may be terminated by such Participant or by the Company, Parent or Subsidiary at any time, for any reason, with or without cause. Nothing in this Plan or in any Stock Restriction Agreement pursuant to this Plan shall confer upon any Participant any right to continue in the employ of, or affiliation with the Company, Parent or Subsidiary regarding future positions, future work assignments, future compensation or any other term or condition of employment or affiliation.

9.   GOVERNMENT AND REGULATORY REQUIREMENTS.

     SAIC shall not be required to issue any shares under an Award unless and until SAIC has fully complied with any then applicable requirements by the Securities and Exchange Commission or other regulatory agencies having jurisdiction and of any exchanges upon which the Common Stock may be listed.

10.  WITHHOLDING TAXES.

     To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Stock under the Plan until such obligations are satisfied.

11.  ASSIGNMENT OR TRANSFER OF AWARDS.

     Except as provided in this Section 11 or the Stock Restriction Agreement, an Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. This Section 11 shall not preclude a transfer of Awards by will or by the laws of descent and distribution.

12.  TERM OF THE PLAN.

     (a) Effectiveness. The Plan, as set forth herein, shall become effective on September 15, 1997 and shall remain in effect until it is terminated under
Section 12(b).



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     (b) Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan, with or without prior notice to Participants. An amendment of the Plan shall be subject to the approval of SAIC's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.  GOVERNING LAW.

     The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except Delaware's choice-of-law provisions).

14.  ADOPTION AND EXECUTION.

     The Plan was adopted by the Board on September 15, 1997. To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to sign the Plan on behalf of the Company.

                                        BELL COMMUNICATIONS
                                        RESEARCH, INC.

                                        By /s/ Sanjiv Ahuja
                                          ---------------------------------
                                          Sanjiv Ahuja
                                        Its: President



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